Exhibit 8

[SIDLEY AUSTIN   SIDLEY AUSTIN LLP      BEIJING     GENEVA       SAN FRANCISCO
 LLP LOGO]       ONE SOUTH DEARBORN     BRUSSELS    HONG KONG    SHANGHAI
                 CHICAGO, IL  60603     CHICAGO     LONDON       SINGAPORE
                 (312) 853 7100         DALLAS      LOS ANGELES  TOKYO
                 (212) 853 7036 FAX     FRANKFURT   NEW YORK     WASHINGTON, DC


                                          FOUNDED 1866


                                     August 24, 2006


Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, Connecticut  06089

     Re:   Hartford Life Global Funding Trusts 2006-088, 2006-089 and 2006-090
           -------------------------------------------------------------------
           Secured IncomeNotes(sm)
           -----------------------

Ladies and Gentlemen:

      This opinion letter is delivered to you in connection with:

        1. the issuance by Hartford Life Global Funding Trust 2006-088 (the "2006-088 Trust") of $9,430,000 aggregate principal amount of the 2006-088 Trust's 5.50% Callable Secured IncomeNotes(sm) due 2011 (the "2006-088 Notes") related to funding agreement No. FA-406088 (the "2006-088 Funding Agreement") executed by Hartford Life Insurance Company, a Connecticut life insurance company ("Hartford Life");

        2. the issuance by Hartford Life Global Funding Trust 2006-089 (the "2006-089 Trust") of $26,295,000 aggregate principal amount of the 2006-089 Trust's 5.75% Callable Secured IncomeNotes(sm) due 2012 (the "2006-089 Notes") related to funding agreement No. FA-406089 (the "2006-089 Funding Agreement") executed by Hartford Life; and

        3. the issuance by Hartford Life Global Funding Trust 2006-090 (the "2006-090 Trust") of $4,707,000 aggregate principal amount of the 2006-090 Trust's 5.875% Callable Secured IncomeNotes(sm) due 2015 (the "2006-090 Notes") related to funding agreement No. FA-406090 (the "2006-090 Funding Agreement") executed by Hartford Life.

The 2006-088 Trust, the 2006-089 Trust and the 2006-090 Trust are referred to collectively herein as the "Trusts"; the 2006-088 Notes, the 2006-089 Notes and the 2006-090 Notes are referred to collectively herein as the "Notes"; and the 2006-088 Funding Agreement, the 2006-089 Funding Agreement and the 2006-090 Funding Agreement are referred to collectively herein as the "Funding Agreements." The Trusts were formed on August 21, 2006 (the "Formation Date") and the Notes will be issued on August 24, 2006 (the "Issuance Date").

 Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

[SIDLEY AUSTIN LLP LOGO]

Hartford Life Insurance Company
August 24, 2006
Page 2


      We have acted as counsel to Bear, Stearns & Co. Inc. and each other agent under the Hartford Life Global Funding Trusts Program (each, an "Agent") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Hartford Life, of a Registration Statement on Form S-3 (File No. 333-130089) on December 2, 2005, as amended by Amendment No. 1 filed with the Commission on January 10, 2006, Amendment No. 2 filed with the Commission on February 27, 2006, Amendment No. 3 filed with the Commission on March 30, 2006 and Amendment No. 4 filed with the Commission on March 30, 2006 (including the documents incorporated by reference therein, the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured notes to be issued by newly formed statutory trusts formed under the laws of the State of Delaware and a prospectus supplement relating to Hartford Life IncomeNotes(sm) to be issued by the trusts (the "Retail Prospectus Supplement"). The Registration Statement provides for: (i) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of notes to be issued by the trusts and (ii) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, of Hartford Life's funding agreements to be sold to the trusts in connection with the sale of notes.

      In furnishing this opinion, we have reviewed: (i) the Registration Statement, the Prospectus, the Retail Prospectus Supplement and each of the pricing supplements related to the Notes, each such pricing supplement dated as of August 14, 2006, (ii) each of the trust agreements, dated as of the Formation Date (each, a "Trust Agreement"), between Wilmington Trust Company, as trustee, and AMACAR Pacific Corp., as trust beneficial owner, which adopt and incorporate the standard trust terms dated December 2, 2005, (iii) each of the indentures, dated as of the Issuance Date (each, an "Indenture"), between JPMorgan Chase Bank, N.A., as indenture trustee, and the relevant Trust, which adopt and incorporate the standard indenture terms dated February 27, 2006, (iv) each of the distribution agreements, dated as of the Formation Date (each, a "Distribution Agreement"), between Hartford Life, Bear, Stearns & Co. Inc., on behalf of itself and each of the other Agents, and the relevant Trust, which adopt and incorporate the standard distribution agreement terms dated March 30, 2006, (v) each of the omnibus instruments, dated as of the Formation Date, which include the relevant Trust Agreement, Indenture and Distribution Agreement executed in connection with the creation of the Trusts and the issuance by the Trusts of the Notes, (vi) each of the closing instruments, dated as of the Issuance Date, related to each relevant Trust, (vii) the Notes, (viii) each of the Funding Agreements and (ix) such other records, documents, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinion expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have also assumed that the transactions described in the Registration Statement are performed in the manner described therein.

[SIDLEY AUSTIN LLP LOGO]

Hartford Life Insurance Company
August 24, 2006
Page 3


      Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the discussion set forth in the Retail Prospectus Supplement under the heading "Material United States Federal Income Tax Considerations," to the extent describing matters of United States federal income tax law or legal conclusions with respect thereto, is our opinion.

      In rendering the opinion set forth above, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings and other administrative interpretations of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial authorities, rulings, and administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinion stated herein.

      This opinion is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

      We hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K filed by Hartford Life in connection with the issuance and sale of the Notes, incorporated by reference in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    /s/ Sidley Austin LLP